Exhibit 99.1
Contact:
Steve Workman
Chief Financial Officer
408-548-1000
Victoria McDonald
Senior Manager, Corporate Communications
408-542-4261
investor.relations@Finisar.com
Finisar Corporation Announces Preliminary First Quarter Revenues
Schedules First Quarter Conference Call
SUNNYVALE, CA, Aug 04, 2009 (MARKETWIRE via COMTEX News Network) — Finisar Corporation (NASDAQ: FNSR), a global technology leader for fiber optic subsystems and components for communication applications, today announced that, on the basis of preliminary financial results, it expects to report revenues of approximately $134 million for its first quarter ended August 2, 2009 compared to its communicated guidance of $120 to $130 million. The results for the quarter include approximately $7 million in revenues from its former Network Tools business, which was sold July 15, 2009.
The announced revenues are preliminary and subject to adjustment. In addition, under generally accepted accounting principles, revenues recognized during the quarter from the recently sold Network Tools business will be reclassified as “results from discontinued operations” in reporting the Company’s final financial results.
Highlights for the quarter:
—	Total revenues, including revenues from discontinued operations, are expected to be approximately $134 million, an increase of approximately $17.3 million, or 15%, from $116.7 million in the preceding quarter and approximately $5.3 million, or 4%, from $128.7 million in the prior year period;

—	Optics revenues are expected to be approximately $127 million, an increase of $19.5 million, or 18%, from $107.5 million in the preceding quarter and $11.2 million, or 10%, from $115.8 million in the prior year period. The Company noted that product revenues for 10Gb/s applications and ROADMs were particularly strong during the quarter.
CONFERENCE CALL
Finisar will discuss its financial results for the first fiscal quarter and its business outlook during a regular quarterly conference call currently scheduled for Thursday, September 10, 2009, at 2:00 p.m. PDT/5:00 EDT. To listen to the call you may connect through the investor page of Finisar at www.finisar.com or dial (866) 393-6455 (domestic) or (706) 643-4465 (international) and enter conference ID 23224474.
A replay of the webcast will be available shortly after the conclusion of the call on the Company’s website until the next conference call to be held approximately 90 days from today. An audio replay of the call will be accessible to the public by calling (800) 642-1687 (domestic) or (706) 645-9291 (international) and then, following the prompts, enter conference ID 23224474 and record your name, affiliation, and contact number. The audio replay will be available for 30 days following the call.
SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements included in this press release are based upon information available to Finisar as of the date hereof, and Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those projected. Examples of such risks include those associated with: the uncertainty of customer demand for Finisar’s products; the rapidly evolving markets for Finisar’s products and uncertainty regarding the development of these markets; Finisar’s historical

Exhibit 99.1
dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; ongoing new product development and introduction of new and enhanced products; the challenges of rapid growth followed by periods of contraction; and intensive competition. Additional risks include the potential impact of pending civil litigation arising from the investigation of Finisar’s historical option granting practices. Further information regarding these and other risks relating to Finisar’s business is set forth in Finisar’s annual report on Form 10-K (filed July 9, 2009).
ABOUT FINISAR
Finisar Corporation (NASDAQ: FNSR) is a global technology leader for fiber optic subsystems components that enable high-speed voice, video and data communications for networking, storage, wireless, and cable TV applications. For more than 20 years, Finisar has provided critical optics technologies to system manufacturers to meet the increasing demands for network bandwidth and storage. Finisar is headquartered in Sunnyvale, California, USA with R&D, manufacturing sites, and sales offices worldwide. For additional information, visit www.finisar.com.